UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2014

ENDURANCE EXPLORATION GROUP, INC.

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Althardstrasse 10
CH-8105 Regensdorf, Switzerland

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2014, Endurance Exploration Group, Inc. ("Endurance" or the “Company”) appointed, member of the board of directors, Guy M. Zajonc, age 62, to the role of Vice President of Business Development, effective immediately. Mr. Zajonc has served on the Board of Directors of Endurance, and its predecessor Tecton Corporation, since January 6, 2014 and will continue as a member of the board.

There is no family relationship between Mr. Zajonc and any director, executive officer, or person nominated or chosen by Endurance to become a director or executive officer of Endurance. Mr. Zajonc has no understandings or arrangements with any persons pursuant to which he was appointed as Endurance’s Vice President of Business Development. Mr. Zajonc and Endurance have not entered into any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

By agreement between Endurance and Mr. Zajonc, compensation for Mr. Zajonc will be based upon the success of the Company going forward.

Endurance has issued a press release announcing the appointment of Mr. Zajonc as Vice President of Business Development a copy of which is attached hereto as Exhibit 99.1 and is incorporated by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

99.1  Press Release issued on September 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Exploration Group, Inc.
Dated: September 10, 2014	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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